Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2013, relating to the consolidated financial statements of Masonite International Corporation, appearing in the Annual Report on Form 10-K of Masonite International Corporation for the year ended December 29, 2013.
/s/ DELOITTE LLP
Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada
June 19, 2014